UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): December 15, 2015

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RESTORGENEX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-24477	30-0645032
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2150 East Lake Cook Road, Suite 750 Buffalo Grove, Illinois	60089
(Address of principal executive offices)	(Zip Code)

(847) 777-8092

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On December 15, 2015, RestorGenex Corporation, a Delaware corporation (“RestorGenex” or the “Company”), entered into an agreement and plan of merger (the “Merger Agreement”) with Diffusion Pharmaceuticals LLC, a Virginia limited liability company (“Diffusion”), and Arco Merger Sub, LLC, a Virginia limited liability company and a wholly owned subsidiary of the Company (“Merger Sub”).  The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into Diffusion (the “Merger”), with Diffusion continuing as the surviving company and a wholly owned subsidiary of the Company.

At the effective time of the Merger (the “Effective Time”), each outstanding unit of membership interest of Diffusion (the “Diffusion Units”) and each convertible promissory note convertible into Diffusion Units (the “Diffusion Convertible Notes”) will be converted into the right to receive a number of shares of RestorGenex common stock as determined pursuant to the exchange ratio described in the Merger Agreement (the “Exchange Ratio”). In addition, at the effective time and as a result of the Merger, all outstanding options to purchase Diffusion Units will be converted into and become options to purchase RestorGenex common stock on terms substantially identical to those in effect prior to the Effective Time, except for adjustments to the underlying number of shares and the exercise price based on the Exchange Ratio. No fractional shares of RestorGenex common stock will be issued in connection with the Merger, and holders of Diffusion Units and Diffusion Convertible Notes will be entitled to receive cash in lieu thereof.

Following the consummation of the transactions contemplated by the Merger Agreement, the current equity holders of Diffusion are expected to own approximately 83% of the common stock of the combined company, and current stockholders of RestorGenex are expected to own approximately 17% of the common stock of the combined company, in each case, on a fully-diluted basis (subject to certain exceptions and adjustments) and calculated in accordance with the terms of the Merger Agreement. The Exchange Ratio is subject to potential adjustment as described in the Merger Agreement depending upon the amount of “net cash” of RestorGenex, as defined in the Merger Agreement and generally consisting of RestorGenex’s cash and cash equivalents less certain expenses and liabilities, as of the Effective Time. The Merger is intended to qualify as an exchange governed by Section 351(a) of the Internal Revenue Code of 1986, as amended.

Pursuant to the terms of the Merger Agreement, as of the Effective Time: (i) the board of directors of the combined company will consist of each of the current members of the board of directors of Diffusion and (ii) the current executive officers of Diffusion will become the executive officers of the combined company. Each of RestorGenex’s current directors and executive officers will resign immediately prior to the Effective Time.

Consummation of the Merger is subject to a number of conditions, including (i) the adoption and approval of the Merger Agreement and the transactions contemplated thereby by Diffusion’s members; (ii) the filing with the Securities and Exchange Commission (the “SEC”) and delivery to RestorGenex’s stockholders of an information statement on Schedule 14f-1 related to the change in the majority of the board of directors of RestorGenex in connection with the Merger; (iii) that each of the current directors and executive officers of RestorGenex and Diffusion enter into a voting and lock-up agreement pursuant to which such persons will agree, for six months after the Merger, to vote all of their respective shares of RestorGenex common stock owned after the Merger for such proposals that are reasonably presented by the combined company’s board of directors and to not sell, pledge, encumber or take certain other actions with respect to such shares; and (iv) other customary closing conditions.  In addition, the obligation of Diffusion to effect the Merger is subject to a condition that RestorGenex’s net cash, as calculated pursuant to the terms of the Merger Agreement, be no less than $6.5 million at the Effective Time.

Each of RestorGenex and Diffusion have made customary representations, warranties and covenants in the Merger Agreement, including among others, covenants that (i) each party will conduct its business in the ordinary course consistent with past practice during the interim period between the execution of the Merger Agreement and the consummation of the Merger; (ii) each party will not engage in certain kinds of transactions or take certain actions during such period; and (iii) Diffusion will seek the written consent of its members for the purpose of considering the adoption and approval of the Merger Agreement and the transactions contemplated thereby and the board of directors of Diffusion will recommend that its members adopt and approve the Merger Agreement, subject to certain exceptions.  Each of RestorGenex and Diffusion also has agreed not to solicit proposals relating to alternative business combination transactions or enter into discussions or an agreement concerning any proposals for alternative business combination transactions, subject to exceptions for RestorGenex in the event of its receipt of a “superior proposal.”

The Merger Agreement contains certain termination rights in favor of each of Diffusion and RestorGenex in certain circumstances. If the Merger Agreement is terminated due to certain triggering events specified in the Merger Agreement, each of RestorGenex and Diffusion may be required to reimburse the other party up to $400,000 for that party’s expenses incurred in connection with the transaction.

The foregoing description of the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Merger Agreement, which is filed as Exhibit 2.1 to this current report on Form 8-K and is incorporated herein by reference. The Merger Agreement and related description are intended to provide you with information regarding the terms of the Merger Agreement and are not intended to modify or supplement any factual disclosures about RestorGenex in its reports filed with the SEC or any factual disclosures about Diffusion. In particular, the Merger Agreement and related description are not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to RestorGenex or Diffusion. The assertions embodied in the representations and warranties made by Diffusion and RestorGenex in the Merger Agreement are qualified by the information contained in confidential disclosure schedules that Diffusion and RestorGenex have delivered to each other in connection with the signing of the Merger Agreement. The representations and warranties also may be subject to a contractual standard of materiality different from those generally applicable under the securities laws. Stockholders of RestorGenex and equity holders Diffusion are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of RestorGenex, Diffusion or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement.

Contingent Value Rights Agreement

RestorGenex has the right in its sole discretion to issue contingent value rights (each, a “CVR” and collectively, the “CVRs”) to existing RestorGenex stockholders immediately prior to the completion of the Merger.  RestorGenex expects that one CVR will be issued for each share of RestorGenex common stock outstanding as of the record date to be set at a date prior to the completion of the Merger.  However, the CVRs will not be certificated and will not be attached to the shares of RestorGenex common stock.  Each CVR will be a non-transferable (subject to certain limited exceptions) right to potentially receive certain cash payments in the event RestorGenex receives net cash payments during the five-year period after the distribution of the CVR’s as a result of the sale, transfer, license or similar transaction relating to RestorGenex’s product currently known as RES-440, upon the terms and subject to the conditions set forth in a contingent value rights agreement to be entered into between RestorGenex and Computershare, Inc. or one of its affiliates, as rights agent (the “CVR Agreement”).  The aggregate cash payments to be distributed to the holders of the CVRs, if any, will be equal to the amount of net cash payments received by RestorGenex as a result of the sale, transfer, license or similar transaction relating to RES-440, as determined pursuant to the CVR Agreement, but will not exceed $50 million in the aggregate. Any current RestorGenex option or warrant holder would, at the time of exercise, be entitled to receive one CVR for each share of RestorGenex common stock issued upon exercise of the option and warrant, which would entitle the holder to a pro rata portion of any CVR payments made.

The foregoing description of the CVR Agreement does not purport to be complete and is qualified in its entirety by reference to the CVR Agreement, which will be finalized by the parties thereto prior to the Effective Time.

Item 7.01.	Regulation FD Disclosure.

On December 15, 2015, RestorGenex and Diffusion announced the execution of the Merger Agreement described in Item 1.01 above.  A copy of the joint news release is furnished as Exhibit 99.1 to this current report on Form 8-K and is incorporated herein by reference.

The information contained in this Item 7.01 and Exhibit 99.1 to this report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, and shall not be incorporated by reference into any filings made by RestorGenex under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as may be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description
2.1	Agreement and Plan of Merger dated as of December 15, 2015 by and among RestorGenex Corporation, Arco Merger Sub, LLC and Diffusion Pharmaceuticals LLC* (filed herewith)

99.1	Joint News Release issued by RestorGenex Corporation and Diffusion Pharmaceuticals LLC on December 15, 2015 (furnished herewith)

* All exhibits and schedules to the Agreement and Plan of Merger have been omitted pursuant to Item 601(b)(2) of Regulation S-K. RestorGenex will furnish the omitted exhibits and schedules to the SEC upon request by the SEC.

Forward-Looking Statements

This current report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements other than statements of historical fact included in this report that address activities, events or developments that RestorGenex expects, believes or anticipates will or may occur in the future are forward-looking statements including, in particular, statements about the proposed Merger between RestorGenex and Diffusion, the terms, timing, conditions to and anticipated completion of the proposed Merger, the expected ownership of the combined company and the composition of the combined company’s board of directors and management team; the anticipated distribution to RestorGenex’s stockholders of CVRs immediately prior to the Merger and the terms, timing and value of such CVRs, the potential benefits of the proposed Merger to RestorGenex’s stockholders and Diffusion’s members, and the combined company’s plans, objectives, expectations and intentions with respect to future operations and products.  RestorGenex has identified some of these forward-looking statements with words like “intends,” “anticipates,” “expects,” “plans,” “will,” “may,” “believes,” “could,” “would,” “continue,” other words of similar meaning, derivations of such words and the use of future dates.  These forward-looking statements are based on RestorGenex’s current expectations about future events and are subject to a number of assumptions, risks and uncertainties, all of which are difficult to predict and many of which are beyond RestorGenex’s control and could cause actual results to differ materially from those matters expressed or implied by RestorGenex’s forward-looking statements. Forward-looking statements are only predictions or statements of current plans and can be affected by inaccurate assumptions RestorGenex might make or by known or unknown risks and uncertainties, including, among others, the failure of Diffusions’s members to approve the transaction, the risk that RestorGenex’s net cash at closing will be lower than currently anticipated or the failure of either party to meet the other conditions to the closing of the Merger; delays in completing the Merger and the risk that the Merger may not be completed at all; the failure to realize the anticipated benefits from the Merger or delay in realization thereof; the businesses of RestorGenex and Diffusion may not be combined successfully, or such combination may take longer, be more difficult, time-consuming or costly to accomplish than expected; operating costs and business disruption during the pendency of and following the Merger, including adverse effects on employee retention and on business relationships with third parties; the risk that the CVRs may not be distributed prior to the completion of the Merger or at all or may not be paid out or result in any value to RestorGenex’s stockholders; the combined company’s need for and ability to obtain additional financing; the difficulty of developing pharmaceutical products, obtaining regulatory and other approvals and achieving market acceptance; the marketing success of RestorGenex’s and the combined company’s licensees or sublicensees; and general business and economic conditions.  For more information regarding these and other uncertainties and factors that could cause RestorGenex’s actual results to differ materially from what RestorGenex has anticipated in its forward-looking statements or otherwise could materially adversely affect the Merger and RestorGenex’s business, financial condition or operating results, see “Part I — Item 1A. Risk Factors” of RestorGenex’s annual report on Form 10-K for the fiscal year ended December 31, 2014. The risks and uncertainties described in such report are not exclusive and further information concerning RestorGenex and its business, including factors that potentially could materially affect its financial results or condition, may emerge from time to time. RestorGenex assumes no obligation to update, amend or clarify forward-looking statements to reflect actual results or changes in factors or assumptions affecting such forward-looking statements, except as otherwise required by law. RestorGenex advises you, however, to consult any further disclosures RestorGenex makes on related subjects in its future annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K that RestorGenex files with or furnishes to the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 15, 2015	RESTORGENEX CORPORATION

	By:	/s/ Stephen M. Simes
	Name:	Stephen M. Simes
	Title:	Chief Executive Officer

RESTORGENEX CORPORATION

CURRENT REPORT ON FORM 8-K

EXHIBIT INDEX

Exhibit No.	Description	Method of Filing
2.1	Agreement and Plan of Merger dated as of December 15, 2015 by and among RestorGenex Corporation, Arco Merger Sub, LLC and Diffusion Pharmaceuticals LLC*	Filed herewith

99.1	Joint News Release issued by RestorGenex Corporation and Diffusion Pharmaceuticals LLC on December 15, 2015	Furnished herewith

* All exhibits and schedules to the Agreement and Plan of Merger have been omitted pursuant to Item 601(b)(2) of Regulation S-K. RestorGenex will furnish the omitted exhibits and schedules to the SEC upon request by the SEC.